Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-255316 on Form S-1 of our report dated February 26, 2021, (May 3, 2021, as to the effects of the subsequent events described in Note 16) relating to the financial statements of Talaris Therapeutics, Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts May 3, 2021